PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

                                       and

             FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Trustee





                                    INDENTURE





                           Dated as of January 1, 1996






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                                          Providing for Issuance of
                                          Debt Securities in Series

                                TABLE OF CONTENTS

                                                                        PAGE

                                    ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

1.1.  Definitions
      1

1.2.  Compliance Certificates and Opinions                             9

1.3.  Form of Documents Delivered to Trustee                           9

1.4.  Acts of Holders                                                  10

1.5.  Notices, etc., to Trustee and Company                            11

1.6.  Notice to Holders; Waiver                                        12

1.7.  Headings and Table of Contents                                   12

1.8.  Successors and Assigns                                           12

1.9.  Separability                                                     13

1.10.  Benefits of Indenture                                           13

1.11.  Governing Law                                                   13

1.12.  Legal Holidays                                                  13


                                    ARTICLE 2

                                 SECURITY FORMS

2.1.  Forms Generally                                                  13

2.2.  Form of Trustee's Certificate of Authentication                  14

2.3.  Securities in Global Form                                        14

2.4.  Form of Legend for Securities in Global Form                     15


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                                    ARTICLE 3

                                 THE SECURITIES

3.1.  Amount Unlimited; Issuable in Series                             15

3.2.  Denominations                                                    18

3.3.  Execution, Authentication, Delivery and Dating                   18

3.4.  Temporary Securities                                             21

3.5.  Registration, Transfer and Exchange                              21

3.6.  Replacement Securities                                           25

3.7.  Payment of Interest; Interest Rights Preserved                   26

3.8.  Persons Deemed Owners                                            27

3.9.  Cancellation                                                     28

3.10.  Computation of Interest                                         28

3.11.  CUSIP Numbers                                                   28

3.12.  Currency of Payment in Respect of Securities                    28


                                    ARTICLE 4

                     SATISFACTION, DISCHARGE AND DEFEASANCE

4.1.  Termination of Company's Obligations Under
     the Indenture                                                     28

4.2.  Application of Trust Funds                                       30

4.3.  Applicability of Defeasance Provisions;
     Company's Option to Effect Defeasance or
     Covenant Defeasance                                               30

4.4.  Defeasance and Discharge                                         30

4.5.  Covenant Defeasance                                              31

4.6.  Conditions to Defeasance or Covenant Defeasance                  31

4.7.  Deposited Money and Government Obligations to Be Held in Trust   33

4.8.  Repayment to Company                                             33

4.9.  Indemnity for Government Obligations                             33


                                    ARTICLE 5

                              DEFAULTS AND REMEDIES

5.1.  Events of Default                                                34

5.2.  Acceleration; Rescission and Annulment                           35

5.3.  Collection of Indebtedness and Suits for Enforcement
     by Trustee                                                        36

5.4.  Trustee May File Proofs of Claim                                 36

5.5.  Trustee May Enforce Claims Without Possession
     of Securities                                                     36

5.6.  Delay or Omission Not Waiver                                     36

5.7.  Waiver of Past Defaults                                          37

5.8.  Control by Majority                                              37

5.9.  Limitation on Suits by Holders                                   37

5.10.  Rights of Holders to Receive Payment                            38

5.11.  Application of Money Collected                                  38

5.12.  Restoration of Rights and Remedies                              38

5.13.  Rights and Remedies Cumulative                                  38


                                    ARTICLE 6

                                   THE TRUSTEE

6.1.  Certain Duties and Responsibilities of the Trustee               39

6.2.  Rights of Trustee                                                39

6.3.  Trustee May Hold Securities                                      40

6.4.  Money Held in Trust                                              40

6.5.  Trustee's Disclaimer                                             40

6.6.  Notice of Defaults                                               40

6.7.  Reports by Trustee to Holders                                    40

6.8.  Securityholder Lists                                             40

6.9.  Compensation and Indemnity                                       41

6.10.  Replacement of Trustee                                          41

6.11.  Acceptance of Appointment by Successor                          43

6.12.  Eligibility Disqualification                                    44

6.13.  Merger, Conversion, Consolidation or Succession to Business     44

6.14.  Appointment of Authenticating Agent                             44


                                    ARTICLE 7

                  CONSOLIDATION, MERGER OR SALE BY THE COMPANY

7.1.  Consolidation, Merger or Sale of Assets Permitted                46


                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES

8.1.  Supplemental Indentures Without Consent of Holders               46

8.2.  Supplemental Indentures With Consent of Holders                  48

8.3.  Compliance with Trust Indenture Act                              49

8.4.  Execution of Supplemental Indentures                             49

8.5.  Effect of Supplemental Indentures                                49

8.6.  Reference in Securities to Supplemental Indentures               49


                                    ARTICLE 9

                                    COVENANTS

9.1.  Payment of Principal, Premium, if any, and Interest              49

9.2.  Maintenance of Office or Agency                                  49

9.3.  Money for Securities Payments to Be Held in Trust;
     Unclaimed Money                                                   51

9.4.  Corporate Existence                                              52

9.5.  Insurance                                                        52

9.6.  Reports by the Company                                           52

9.7.  Annual Review Certificate; Notice of Defaults or
     Events of Default                                                 53

9.8.  Limitation on Liens                                              53

9.9.  Limitation on Sale and Leaseback Transactions                    54

9.10.  Books of Record and Account; Compliance with Law                55

9.11.  Taxes                                                           55


                                   ARTICLE 10

                                   REDEMPTION

10.1.  Applicability of Article                                        56

10.2.  Election to Redeem; Notice to Trustee                           56

10.3.  Selection of Securities to Be Redeemed                          56

10.4.  Notice of Redemption                                            56

10.5.  Deposit of Redemption Price                                     57

10.6.  Securities Payable on Redemption Date                           58

10.7.  Securities Redeemed in Part                                     58


                                   ARTICLE 11

                                  SINKING FUNDS

11.1.  Applicability of Article                                        59

11.2.  Satisfaction of Sinking Fund Payments with Securities           59

11.3.  Redemption of Securities for Sinking Fund                       59

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED



                                       and



                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                   as Trustee


                              ---------------------



                          FIRST SUPPLEMENTAL INDENTURE


                           Dated as of January 1, 1996

                                       to


                                    INDENTURE


                           Dated as of January 1, 1996



                              ---------------------



                        6.99% Senior Debentures Due 2026

              FIRST SUPPLEMENTAL INDENTURE dated as of JANUARY 1, 1996 (this "Supplemental Indenture") between PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED, a corporation duly organized and existing under the laws of the State of North Carolina (the "Company"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as trustee (the "Trustee") under the Indenture dated as of JANUARY 1, 1996 between the Company and the Trustee (as such Indenture may heretofore have been amended and supplemented, the "Indenture"). Except as otherwise expressly provided in this Supplemental Indenture or in the form of Debenture set forth herein or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

              WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of Securities, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered thereunder as in the Indenture provided;

              WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be known as its 6.99% Senior Debentures Due 2026 (the "Debentures"), the form and substance thereof, and the terms, provisions and conditions thereof, to be set forth as provided in the Indenture and this Supplemental Indenture; and

              WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

              NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                   ARTICLE ONE

                 General Terms and Conditions of the Debentures

              SECTION 1.01. There shall be and is hereby authorized a series of Securities designated the "6.99% Senior Debentures Due 2026", the aggregate principal amount of which shall be limited to $50,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures. Debentures may, upon execution of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures to or upon the written order of the Company, signed by its Chairman of the Board, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company. The Debentures shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon, on January 15, 2026.

              SECTION 1.02. (a) The Debentures shall be issued as Registered Securities in global form (a "Global Debenture") in an aggregate principal amount equal to the principal amount of the Debentures, to be registered in the name of The Depository Trust Company, New York, New York or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, as the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Company. Payments on the Debentures issued as a Global Debenture will be made to the Depository.

              (b) Pursuant to the provisions of Section 3.5 of the Indenture, the Global Debenture may be transferred, in whole but not in part, in the manner provided in Section 3.5 of the Indenture, only by the Depository for such series to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or such nominee to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

              (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Debentures or if at any time the Depository for the Debentures shall no longer be a clearing agency registered under the Exchange Act, or other applicable statute or regulation, and a successor Depository for the Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 1.02 shall no longer be applicable to the Debentures and the Company will execute and, subject to Section 3.5 of the Indenture, the Trustee will, upon receipt of a Company Order for the authentication and delivery of certificated Securities of like tenor, authenticate and deliver Debentures of like tenor in certificated form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine in its sole discretion that the Debentures shall no longer be represented by a Global Debenture, and that the provisions of this Section 1.02 shall no longer apply to the Debentures. In such event, the Company will execute and, subject to Section 3.5 of the Indenture, the Trustee, upon receipt of a Company Order evidencing such determination by the Company, will authenticate and deliver certificated Debentures in authorized denominations, and in aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture pursuant to this
Section 1.02(c) shall be registered in such names and authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository for delivery to the persons in whose names such Debentures are so registered.

              SECTION 1.03. If, pursuant to the provisions of Section 1.02(c) hereof, the Debentures are issued in certificated form, principal of and premium, if any, and interest thereon will be payable, the transfer thereof will be registrable, and Debentures will be exchangeable for Debentures bearing identical terms and provisions, at the office or agency of the Company in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any of the Debentures may be made at the option of the Company (i) by check mailed to the Holder thereof at such address as shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register.

              SECTION 1.04. Each Debenture will bear interest at the rate of 6.99% per annum from its original date of issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and any overdue principal thereof and (to the extent that payment of such interest is enforceable under applicable law) any overdue installment of interest thereon will bear interest at the same rate per annum, payable in semi-annually in arrears on January 15th and July 15th of each year (each, an "Interest Payment Date"), commencing on July 15, 1996, and at Maturity to the person in whose name such Debenture or any Predecessor Security thereof is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day 15 days preceding an Interest Payment Date; provided, however, that (i) if any Debenture is authenticated after a Regular Record Date and before the Interest Payment Date therefor, such interest installment shall be paid on the next succeeding Interest Payment Date to the Holder thereof on the Regular Record Date therefor and (ii) interest payable at Maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to such Holder on such Regular Record Date by virtue of having been such Holder, and such defaulted interest may be paid by the Company, at its election, to the person in whose name the Debenture (or one or more Predecessor Securities thereof) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Debentures not less than 10 days prior to such Special Record Date, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.




                                   ARTICLE TWO

                                Form of Debenture

              The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:


                           [FORM OF FACE OF DEBENTURE]

              [If the Debenture is to be a Global Debenture, insert: This Debenture is in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

                         6.99% Senior Debenture Due 2026

No. ________________                               CUSIP No. 744516AA3